Rule 424(b)(3)               Pricing Supplement:  Number 17  February 5, 2001
File No. 33-53327            (To Prospectus dated May 25, 1994, and
                             Prospectus Supplement dated June 15, 1995)


                     E. I. DU PONT DE NEMOURS AND COMPANY
                          MEDIUM-TERM NOTES, SERIES G
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CUSIP:  26353LHX2                        Original Issue Date:  2/6/2001

Form:  Book-Entry                        Maturity Date:  2/6/2041

Principal Amount:  $26,000,000           Interest Rate Formula:  3-Month USD
                                           LIBOR per Telerate Page 3750 Minus
Issue Price:  100.00%                      0.30%

                                         Initial Interest Rate:  5.0975%

Interest Reset and Payment Dates:
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Interest reset and payments are quarterly on the 6th of February, May, August, and November of each year beginning on May 6, 2001 and as per the conditions further provided in the Prospectus Supplement dated June 15, 1995. Interest Reset Determination Date is two London Business Days prior to reset.

Redemption at DuPont's Option:
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The Notes cannot be redeemed prior to the Maturity Date.

Repayment at the Option of the Holder:
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The holder of the Notes may elect to cause DuPont to repurchase the Notes, in whole or in part, under the conditions provided in the Prospectus Supplement dated June 15, 1995, on February 6th of each of the years set forth below, at the amounts set forth below (expressed as percentages of the principal amount of the Notes) corresponding to the years set forth below, together with any accrued interest to the Repurchase Date:

                   Repurchase Date          Repurchase Price
                       2/6/2011                   99.00%
                       2/6/2014                   99.25%
                       2/6/2017                   99.50%
                       2/6/2020                   99.75%
                       2/6/2023                  100.00%

Puttable at Par every three years thereafter until maturity.

Discount Note:  No                         Agent's Commission:  1.00%
Agent:  Morgan Stanley                     Calculation Agent:  Chase Manhattan
          Dean Witter & Co.                  Bank, Global Trust Services
          Incorporated